UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016 (June 1, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-37419 (Commission File Number)	95-2636730 (I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2016, PDC Energy, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of September 11, 2007, as amended, by and between the Company and Computershare Trust Company, N.A., successor rights agent to Transfer Online, Inc.

The Amendment accelerates the Final Expiration Date (as defined in the Rights Agreement) of the rights issued pursuant to the Rights Agreement (the “Rights”) from September 11, 2017 to June 1, 2016, and has the effect of terminating the Rights Agreement on that date. Upon the Final Expiration Date, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire. The Amendment is being entered into as a result of governance considerations and not in contemplation of any anticipated business combination or similar transaction.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement by and between PDC Energy, Inc. and Computershare Trust Company, N.A., dated June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016

PDC Energy, Inc.

	By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment to Rights Agreement by and between PDC Energy, Inc. and Computershare Trust Company, N.A., dated June 1, 2016.